UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

KH FUNDING COMPANY
(Exact name of registrant as specified in its charter)

Maryland	333-106501	52-1886133
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)	Identification No.)

10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901
(Address of principal executive offices) (Zip Code)

(301) 592-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operation and Financial Condition.

The information required by this item is incorporated herein by reference to Item 7.01 of this report.

ITEM 7.01. Regulation FD Disclosure.

On March 31, 2008, KH Funding Company (the “Corporation”) filed a Form 12b-25 with the Securities and Exchange Commission to announce that it would not be able to file its Annual Report on Form 10-K for the year ended December 31, 2007, which it intends to file on Form 10-KSB, by the due date. The Corporation does, however, expect to file its annual report by April 15, 2008 and, accordingly, that its annual report will be deemed to have been timely filed. In its Form 12b-25 filing, the Corporation announced that it expects to record a net loss of $265,000 for fiscal year 2007, compared to a net profit of $160,000 for fiscal year 2006, primarily as a result of further mark-downs in 2007 on property held as other real estate owned that was acquired prior to 2007 and mark-downs to net realizable value of two properties acquired by foreclosure in 2007. The foregoing is qualified in its entirety by the full period-to-period comparison that will be provided in the registrant’s Annual Report on Form 10-KSB to which this Form 12b-25 relates.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KH FUNDING COMPANY

Dated: March 31, 2008	By:	/s/ Robert L. Harris
Robert L. Harris
President